EXHIBIT 10(l)
                      SUPPLEMENTAL AGREEMENT


          SUPPLEMENTAL AGREEMENT made as of September 1, 1997, by and between THE INTERPUBLIC GROUP OF COMPANIES, INC., a corporation of the State of Delaware (hereinafter referred to as the "Corporation"), AMMIRATI & PURIS INC., now AMMIRATI PURIS LINTAS INC , a corporation of the State of New York ("APL") and MARTIN F. PURIS (hereinafter referred to as "Executive"):

                       W I T N E S S E T H


     WHEREAS, Interpublic, APL and Executive are parties to an Employment Agreement made as of August 11, 1994 as amended by a Supplemental Agreement made as of May 10, 1995 (hereinafter referred to collectively as the "Employment Agreement"); and

     WHEREAS, the Corporation and Executive desire to amend the Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual promises herein and in the Employment Agreement set forth, the parties hereto, intending to be legally bound, agree as follows:

     1.   Paragraph 3.01 of the Employment Agreement is hereby
amended, effective June 1, 1997, so as to delete
"$750,000" and to substitute therefor "$850,000."
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     2.   Except as hereinabove amended, the Employment Agreement
          shall continue in full force and effect.

     3. This Supplemental Agreement shall be governed by the laws of the State of New York.

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                    By:  C. Kent Kroeber



                    AMMIRATI PURIS LINTAS INC.


                    By:  Martin F. Puris

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